Exhibit 32.0

Certification of the Chief Executive Officer and Chief Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Annual Report on Form 10-K

for the Year Ended December 31, 2012

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vermillion, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The Company’s annual report on Form 10-K for the year ended December 31, 2012, (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2013	/s/ Bruce A. Huebner
Bruce A. Huebner Interim Chief Executive Officer (Principal Executive Officer)

Date: March 1, 2013	/s/ Eric J. Schoen
Eric J. Schoen Chief Accounting Officer

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officers.